Exhibit 99.1

Filed by DayStar Technologies, Inc. pursuant to
Rule 425 under the Securities Act of 1933

Subject Company: Salamon Group, Inc.
Commission File No. 000-50530

DayStar Technologies Announces Intention to Commence Tender Offer for Majority Interest in Salamon Group

Union City, CA (PRWEB) August 14, 2012

DayStar Technologies, Inc. (Nasdaq: DSTI) today announced its intention to commence a tender offer to the shareholders of Salamon Group, Inc. (OTCQB: SLMU) to acquire at least 50.1% of Salamon’s outstanding shares of common stock. DayStar intends currently to offer one (1) share of common stock of DayStar for each six (6) shares of common stock of the Salamon Group, Inc. The closing of the transaction would be contingent upon Nasdaq Capital Market compliance and all applicable legal and other regulatory requirements, as well as shareholder approval.

This acquisition would extend DayStar’s presence in the energy project solutions business, further building out its reach and functional expertise in the areas of engineering, construction, and ownership of solar power generation projects in the attractive and growing Caribbean, South American, Australian and South Pacific renewables markets.

The management of DayStar intends, upon completion of the planned acquisition, to continue to pursue strategic opportunities that will be beneficial to the shareholders of both Daystar and Salamon Group/Sunlogics.

DayStar Chairman and Interim CEO, Peter Lacey, commented: “We are excited to announce our intention to pursue a tender offer for a majority interest in Salamon Group. This transaction represents another important step in the growth of DayStar in the energy projects construction, ownership, and solutions business. We look forward to working with the Salamon Group/Sunlogics management team to pursue opportunities that will be mutually beneficial to our shareholders.”

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is a developer of solar photovoltaic products based upon CIGS thin film deposition technology and is currently embarked on a strategy of strategic partnerships to enter new markets within the global renewal energy industry. For more information, visit the DayStar website at http://www.daystartech.com.

About Salamon Group, Inc.

Salamon Group, Inc., through its Sunlogics Power Fund Management Inc. division, is a solar energy project company specializing in the construction management and acquisition of renewable energy power projects. Sunlogics Power also looks to acquire assets and other companies in the solar and renewable energy space that are a strategic fit. Sunlogics Power is also a project-acquiring partner of Sunlogics Plc and its Subsidiary as well as other third party project developers, http://www.sunlogicspowerfund.com.

Cautionary statement regarding forward-looking statements

This communication does not constitute an offer to purchase on a solicitation of an offer to sell any securities.

This communication contains forward-looking statements. DayStar cautions readers that any forward-looking statements made by DayStar, including those made in this communication, are risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of a potential business combination transaction involving DayStar and The Salamon Group, Inc., including future financial and operating results, DayStar’s plans, objectives, expectations (financial or otherwise) and intentions relating to the potential business combination and other statements that are not historical facts.

Factors that may affect DayStar’s operations are described under “Risk Factors” in DayStar’s Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission.

This announcement is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell SLMU common stock. The solicitation and offer to buy SLMU common stock will only be made pursuant to an offer to purchase and related materials. Investors and securityholders are urged to read these material carefully when they become available since they will contain important information, including the terms and conditions of the offer. The Offer to Purchase and related materials will be filed by DayStar with the Securities and Exchange Commission (SEC) and investors and securityholders may obtain a free copy of these materials (when available) and other documents filed by DayStar, with the SEC at the website maintained by the SEC as www.sec.gov. The Offer to Purchase and related materials may also be obtained (when available) for free by contacting DayStar at investor@daystartech.com.